EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle, Inc. Reports Results
For the Fourth Quarter 2021
BANNOCKBURN, Ill., February 24, 2022 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the fourth quarter ended December 31, 2021 and also announced a Regulated Waste and Compliance (“RWCS”) acquisition.
Revenues for the fourth quarter were $657.3 million, an increase of 0.2% compared to $655.9 million in the fourth quarter of 2020.  Organic revenues increased 3.5% when excluding the impact of divestitures and foreign exchange rates. Income from operations was $8.2 million, compared to $93.2 million in the fourth quarter of 2020.  Net loss was $17.2 million, or $0.19 diluted loss per share, compared to net income of $48.5 million, or $0.53 diluted earnings per share, in the fourth quarter of 2020. Adjusted income from operations was $64.2 million, compared to $108.6 million in the fourth quarter of 2020.  Adjusted diluted earnings per share was $0.38, compared to $0.59 in the fourth quarter of 2020.  Cash flow from operations for the year ended December 31, 2021 was $303.1 million, compared to $530.2 million in 2020. Free cash flow for the year ended December 31, 2021 was $186.2 million, compared to $410.7 million in 2020.
KEY BUSINESS HIGHLIGHTS:
•Grew organic revenues 3.5% compared to the fourth quarter of 2020, with increases in RWCS of 1.9% and Secure Information Destruction (“SID”) of 7.4%. North America SID revenues grew 7.6% in the first full quarter since the ERP deployment.
•Generated free cash flow of $186.2 million in 2021, with the fourth quarter of 2021 contributing $69.8 million.
•Continued to execute on our portfolio optimization initiative in the fourth quarter:
◦Divested our Environmental Solutions business in Canada for proceeds of $24.4 million, our tenth divestiture since January 2019.
◦Acquired a Midwest-based regulated waste business for total consideration of $43.4 million.

“We delivered organic revenue growth every quarter in 2021, with 3.5% organic growth in the fourth quarter. We also made important progress executing across our key business priorities. We successfully operated on our ERP for North America Secure Information Destruction, which we deployed in the third quarter. We continued to optimize our overall portfolio with the divestiture of our Canadian Environmental Solutions business, our tenth divestiture, while completing our first Regulated Waste and Compliance Services acquisition in over three years,” said Cindy J. Miller, President and Chief Executive Officer. “As part of this accretive tuck-in acquisition, we are excited to welcome new customers and team members into our core business. Finally, we reduced our net debt by approximately $48.2 million through our free cash flow generation and divestiture proceeds.”

FOURTH QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the fourth quarter were $657.3 million, compared to $655.9 million in the fourth quarter of last year. Excluding the impact of divestitures of $20.5 million and unfavorable foreign exchange rates of $0.9 million, organic revenues increased $22.8 million. Of the increase, SID organic revenue growth was $13.9 million and RWCS organic revenue growth was $8.9 million.

•Income from operations in the fourth quarter was $8.2 million, compared to $93.2 million in the fourth quarter of last year. The $85.0 million decline was primarily due to the following:
◦Lower gains on divestitures of $30.0 million,
◦Higher legal and self-insurance claim expenses of $24.1 million, mainly due to an additional $19.7 million we have accrued for the FCPA settlement with the Securities and Exchange Commission and Department of Justice, with whom we have reached an agreement in principle,
◦Ongoing IT operating expenditures from our ERP system of $13.6 million,
◦Higher supply chain and other inflationary costs of approximately $10.0 million, and
◦Higher labor costs of approximately $7.0 million.

•Net loss in the fourth quarter was $17.2 million, or $0.19 diluted loss per share, compared to net income of $48.5 million, or $0.53 diluted earnings per share, in the fourth quarter of last year.  The difference was related to lower income from operations of $85.0 million, as explained above, which was partially offset by lower income tax expense of $15.5 million.

•Cash flow from operations for the year ended December 31, 2021 was $303.1 million, compared to $530.2 million in 2020. The year-over-year decline of $227.1 million was primarily driven by 2020 and 2021 non-recurring differences of $216.6 million as explained below.
•Cash paid for capital expenditures for the year ended December 31, 2021 was $116.9 million, compared to $119.5 million in 2020.
Non-GAAP Results
•For the fourth quarter of 2021, organic revenues grew 3.5% compared to the fourth quarter of 2020, which excludes the impact of divestitures and foreign exchange rates. In the fourth quarter, organic revenues of RWCS increased 1.9% and SID increased 7.4%.
•Adjusted income from operations was $64.2 million, compared to $108.6 million in the fourth quarter of last year.  Adjusted income from operations as a percent of revenues declined 680 basis points. The decline was primarily driven by ongoing IT operating expenditures from our ERP system of 210 basis points, higher supply chain and other inflationary costs of approximately 150 basis points, higher legal and self-insurance claim expenses of 150 basis points, and higher labor costs of 110 basis points.
•Adjusted diluted earnings per share was $0.38, compared to $0.59 in the fourth quarter of 2020. Excluding the impact from divestitures of $0.02, the remaining $0.19 year-over-year decline was driven by higher supply chain, labor and other inflationary costs of approximately $0.12, ongoing IT operating expenditures from our ERP system of $0.09, and higher legal and self-insurance claim expenses of $0.06. These impacts were partially offset by a lower income tax rate of $0.06 and lower interest expense and other of $0.02.
•Free Cash Flow for 2021 was $186.2 million, compared to $410.7 million for 2020. The year-over-year decline of $224.5 million was primarily driven by 2020 and 2021 non-recurring differences of $216.6 million and net working capital changes of $32.5 million, mainly driven by the timing of North America SID customer collections. These decreases were partially offset by tax refunds of $22.0 million and lower capital expenditures of $2.6 million. The non-recurring differences include:
◦U.S. CARES Act net operating loss carryback refunds of $110.0 million in 2020,
◦Government-related payment deferrals in 2020 associated with pandemic-related relief and subsequent 2021 payments in aggregate of $48.8 million,
◦Annual incentive compensation payout of $38.6 million in 2021 versus a nominal payout in 2020, and
◦Advances received on a service agreement related to the divestiture of Domestic Environmental Solutions of $19.2 million in 2020.

CONFERENCE CALL INFORMATION
Stericycle is holding its fourth quarter earnings conference call on Thursday, February 24, 2022 at 9:00 a.m central time. Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins. Upon dialing the number, you will be prompted to enter the Elite Entry Number 3571101. To access presentation materials or listen to the call via an internet webcast, visit investors.stericycle.com.

The fourth quarter earnings call is being recorded and a replay will be available approximately one hour after the end of the conference call until March 24, 2022. To access a replay of the call, dial (877) 344-7529 and enter the Replay Access Code 3871221. A replay of the webcast will also be available at investors.stericycle.com.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto. Net debt is calculated as total debt less cash.
ABOUT STERICYCLE
Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protects people, promotes health and safeguards the environment.  Stericycle serves customers in the U.S. and 16 other countries worldwide with solutions for regulated waste and compliance services, secure information destruction and patient engagement.  For more information about Stericycle, please visit stericycle.com.

SAFE HARBOR STATEMENT
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, developments in the COVID-19 pandemic and the resulting impact on the results of operations, long-term remote work arrangements, which may adversely affect our business, measures taken by governmental authorities to prevent the spread of the COVID-19 virus which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our team members to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, inflationary cost pressure in labor, supply chain and other expenses, labor shortages, an economic disruption in the U.S. and other countries resulting from the outbreak of the COVID-19 virus, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement the remaining phases of our ERP system, and disruptions resulting from deployment of our ERP system, disruptions in our supply chain, disruptions in or attacks on information technology systems, charges related to portfolio optimization or the failure of acquisitions or divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, failure to maintain an effective system of internal control over financial reporting, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,					Year Ended December 31,
	2021	% of Revenues	2020	% of Revenues	% Change	2021	% of Revenues	2020	% of Revenues	% Change
Revenues	$657.3	100.0%	$655.9	100.0%	0.2%	$2,646.9	100.0%	$2,675.5	100.0%	(1.1)%
Cost of revenues	410.3	62.4%	386.4	58.9%	6.2%	1,629.7	61.6%	1,622.4	60.6%	0.4%
Gross profit	247.0	37.6%	269.5	41.1%	(8.3)%	1,017.2	38.4%	1,053.1	39.4%	(3.4)%
Selling, general and administrative expenses	251.4	38.2%	218.9	33.4%	14.8%	946.6	35.8%	897.6	33.5%	5.5%
Divestiture (gains) losses, net	(12.6)	(1.9)%	(42.6)	(6.5)%	(70.4)%	(1.7)	(0.1)%	123.6	4.6%	(101.4)%
Income from operations	8.2	1.2%	93.2	14.2%	(91.2)%	72.3	2.7%	31.9	1.2%	126.6%
Interest expense, net	(16.8)	(2.6)%	(19.9)	(3.0)%	(15.6)%	(71.9)	(2.7)%	(81.9)	(3.1)%	(12.2)%
Other (expense) income, net	(0.2)	0.0%	(1.2)	(0.2)%	(83.3)%	0.3	0.0%	(6.0)	(0.2)%	(105.0)%
(Loss) income before income taxes	(8.8)	(1.3)%	72.1	11.0%	(112.2)%	0.7	0.0%	(56.0)	(2.1)%	(101.3)%
Income tax (expense) benefit	(7.6)	(1.2)%	(23.1)	(3.5)%	(67.1)%	(27.5)	(1.0)%	0.1	0.0%	nm
Net (loss) income	(16.4)	(2.5)%	49.0	7.5%	(133.5)%	(26.8)	(1.0)%	(55.9)	(2.1)%	(52.1)%
Net income attributable to noncontrolling interests	(0.8)	(0.1)%	(0.5)	(0.1)%	60.0%	(1.0)	0.0%	(1.4)	(0.1)%	(28.6)%
Net (loss) income attributable to Stericycle, Inc. common shareholders	$(17.2)	(2.6)%	$48.5	7.4%	(135.5)%	$(27.8)	(1.1)%	$(57.3)	(2.1)%	(51.5)%
(Loss) income per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(0.19)		$0.53		(135.8)%	$(0.30)		$(0.63)		(52.4)%
Diluted	$(0.19)		$0.53		(135.8)%	$(0.30)		$(0.63)		(52.4)%
Weighted average number of common shares outstanding:
Basic	91.9		91.5			91.8		91.5
Diluted	91.9		91.8			91.8		91.5
nm - percentage change not meaningful
STATISTICS - U.S. GAAP AND ADJUSTED MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,				Year Ended December 31,
	2021	% of Revenues	2020	% of Revenues	2021	% of Revenues	2020	% of Revenues
Statistics - U.S. GAAP
Effective tax rate	(86.4)%		32.0%		3,829.0%		0.2%
Statistics - Adjusted (1)
Adjusted gross profit	$247.0	37.6%	$269.5	41.1%	$1,017.2	38.4%	$1,059.9	39.6%
Adjusted selling, general and administrative expenses	$182.8	27.8%	$160.9	24.5%	$664.8	25.1%	$671.3	25.1%
Adjusted income from operations	$64.2	9.8%	$108.6	16.6%	$352.4	13.3%	$388.6	14.5%
Adjusted EBITDA	$92.3	14.0%	$133.6	20.4%	$457.8	17.3%	$495.2	18.5%
Adjusted net income attributable to common shareholders	$34.9	5.3%	$54.3	8.3%	$201.7	7.6%	$205.9	7.7%
Adjusted effective tax rate	24.6%		37.2%		27.8%		31.3%
Adjusted diluted earnings per share	$0.38		$0.59		$2.19		$2.25
Adjusted diluted shares outstanding	92.2		91.8		92.2		91.6
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$55.6	$53.3
Accounts receivable, less allowance for doubtful accounts of $43.3 in 2021 and $56.2 in 2020	420.4	380.7
Prepaid expenses	45.6	63.0
Other current assets	53.9	55.5
Total Current Assets	575.5	552.5
Property, plant and equipment, less accumulated depreciation of $658.5 in 2021 and $629.7 in 2020	711.0	701.3
Operating lease right-of-use assets	344.8	365.0
Goodwill	2,815.7	2,819.3
Intangible assets, less accumulated amortization of $736.6 in 2021 and $641.6 in 2020	964.5	1,087.4
Other assets	61.6	56.4
Total Assets	$5,473.1	$5,581.9
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$19.9	$91.0
Bank overdraft	1.6	—
Accounts payable	218.9	181.2
Accrued liabilities	359.6	289.4
Operating lease liabilities	85.5	86.2
Other current liabilities	46.2	49.3
Total Current Liabilities	731.7	697.1
Long-term debt, net	1,589.8	1,689.1
Long-term operating lease liabilities	279.8	299.0
Deferred income taxes	411.0	380.4
Long-term tax payable	19.1	22.7
Other liabilities	38.9	59.2
Total Liabilities	3,070.3	3,147.5

Commitments and contingencies

Equity:
Preferred stock (par value $0.01 per share, 1.0 shares authorized), mandatory convertible preferred stock, Series A, none issued and outstanding in 2021 and 2020	—	—
Common stock (par value $0.01 per share, 120.0 shares authorized, 91.9 and 91.6 issued and outstanding in 2021 and 2020, respectively)	0.9	0.9
Additional paid-in capital	1,261.8	1,234.0
Retained earnings	1,354.8	1,382.6
Accumulated other comprehensive loss	(218.8)	(187.4)
Total Stericycle, Inc.’s Equity	2,398.7	2,430.1
Noncontrolling interests	4.1	4.3
Total Equity	2,402.8	2,434.4
Total Liabilities and Equity	$5,473.1	$5,581.9

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Year Ended December 31,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(26.8)	$(55.9)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	106.0	108.6
Intangible amortization	117.9	124.9
Stock-based compensation expense	27.1	25.5
Deferred income taxes	29.7	32.6
Divestiture (gains) losses, net	(1.7)	123.6
Asset impairments, gain/loss on disposal of property plant and equipment and other charges	6.7	18.3
Other, net	5.1	5.1
Changes in operating assets and liabilities, net of the effects of acquisition and divestitures:
Accounts receivable	(57.2)	27.4
Prepaid expenses	17.0	68.9
Accounts payable	29.7	(5.5)
Accrued liabilities	85.2	8.2
Other assets and liabilities	(35.6)	48.5
Net cash from operating activities	303.1	530.2
INVESTING ACTIVITIES:
Capital expenditures	(116.9)	(119.5)
Payment for acquisition	(10.5)	—
Proceeds from divestitures of businesses	35.0	498.9
Other, net	2.3	2.0
Net cash from investing activities	(90.1)	381.4
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(20.4)	(31.1)
Proceeds from foreign bank debt	—	1.8
Repayment of foreign bank debt	(29.6)	(10.7)
Repayment of term loan	(222.5)	(749.7)
Proceeds from senior debt	—	500.0
Proceeds from senior credit facility	1,495.0	1,210.6
Repayment of senior credit facility	(1,420.2)	(1,798.3)
Proceeds from (repayment of) bank overdrafts, net	1.9	(1.7)
Payments of finance lease obligations	(3.9)	(4.3)
Payments of debt issuance costs	(3.9)	(7.3)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(3.4)	(0.4)
Payments to noncontrolling interests	(0.9)	(1.4)
Net cash from financing activities	(207.9)	(892.5)
Effect of exchange rate changes on cash and cash equivalents	(2.8)	(0.5)
Net change in cash and cash equivalents	2.3	18.6
Cash and cash equivalents at beginning of year	53.3	34.7
Cash and cash equivalents at end of year	$55.6	$53.3

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisition	$32.9	$—
Capital expenditures in accounts payable	$22.2	$11.7
Interest paid during the year, net of capitalized interest	$57.0	$75.5
Income taxes (refunded) paid during the year, net	$(7.8)	$(83.7)
Free Cash Flow (1)	$186.2	$410.7
(1)Free Cash Flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020

	Three Months Ended December 31,
	In millions				Components of Change (%)
	2021	2020	Change ($)	Change (%)	Organic (1)	Divestitures	Foreign Exchange(2)
Revenues by Service
Regulated Waste and Compliance Services (3)	$455.7	$468.5	$(12.8)	(2.7)%	1.9%	(4.4)%	(0.3)%
Secure Information Destruction Services	201.6	187.4	14.2	7.6%	7.4%	—%	0.2%
Total Revenues	$657.3	$655.9	$1.4	0.2%	3.5%	(3.1)%	(0.1)%

North America
Regulated Waste and Compliance Services (3)	$363.1	$365.7	$(2.6)	(0.7)%	2.6%	(3.6)%	0.2%
Secure Information Destruction Services	173.2	160.5	12.7	7.9%	7.6%	—%	0.3%
Total North America Segment	$536.3	$526.2	$10.1	1.9%	4.1%	(2.5)%	0.2%

International
Regulated Waste and Compliance Services (3)	$92.6	$102.8	$(10.2)	(9.9)%	(0.7)%	(7.3)%	(1.9)%
Secure Information Destruction Services	28.4	26.9	1.5	5.6%	6.3%	—%	(0.7)%
Total International Segment	$121.0	$129.7	$(8.7)	(6.7)%	0.8%	(5.8)%	(1.7)%
See footnote descriptions below Table 1 – C.

Table 1–B: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
YEAR ENDED DECEMBER 31, 2021 AND 2020

	Year Ended December 31,
	In millions				Components of Change (%)
	2021	2020	Change ($)	Change (%)	Organic (1)	Divestitures	Foreign Exchange (2)
Revenue by Service
Regulated Waste and Compliance Services (3)	$1,854.0	$1,930.2	$(76.2)	(3.9)%	5.6%	(10.6)%	1.1%
Secure Information Destruction Services	792.9	745.3	47.6	6.4%	5.0%	—%	1.4%
Total Revenues	$2,646.9	$2,675.5	$(28.6)	(1.1)%	5.4%	(7.7)%	1.2%

North America
Regulated Waste and Compliance Services(4)	$1,457.5	$1,541.9	$(84.4)	(5.5)%	4.8%	(10.7)%	0.4%
Secure Information Destruction Services	679.0	647.3	31.7	4.9%	4.3%	—%	0.6%
Total North America Segment	$2,136.5	$2,189.2	$(52.7)	(2.4)%	4.7%	(7.5)%	0.4%

International
Regulated Waste and Compliance Services(4)	$396.5	$388.3	$8.2	2.1%	8.4%	(10.3)%	4.0%
Secure Information Destruction Services	113.9	98.0	15.9	16.2%	9.4%	—%	6.8%
Total International Segment	$510.4	$486.3	$24.1	5.0%	8.6%	(8.2)%	4.6%
See footnote descriptions below Table 1 – C.

Table 1–C: COMPONENTS OF REVENUES CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Organic Growth (1)	$22.8	$144.3
Divestitures	(20.5)	(204.3)
Foreign Exchange (2)	(0.9)	31.4
Total Change	$1.4	$(28.6)
(1)Organic growth is the change in Revenues which includes SOP (sorted office paper) pricing and volume and excludes the impact of divestitures and foreign exchange.

(2)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.
(3)In the first quarter of 2021, we updated our service lines to include Communication Solutions (formally part of CRS) in RWCS. This reclassification was driven by the divestiture of the Company's global product recall business (Expert Solutions) in December of 2020 and the remaining Communication Solutions service line synergies with the Company's RWCS customers. For 2020 periods presented, amounts have been recast to reflect this change.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020

(In millions, except per share data)
	Three Months Ended December 31, 2021
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$247.0	$251.4	$8.2	$(17.2)	$(0.19)
Adjustments:
ERP Implementation (1)	—	(9.2)	9.2	6.9	0.07
Intangible Amortization (2)	—	(28.8)	28.8	23.6	0.26
Operational Optimization (4)	—	—	—	—	—
Portfolio Optimization (3)	—	(2.1)	(10.5)	(11.2)	(0.12)
Litigation, Settlements and Regulatory Compliance (4)	—	(21.8)	21.8	23.1	0.25
Asset Impairments (5)	—	(6.7)	6.7	6.1	0.07
Other (6)	—	—	—	—	—
U.S. CARES Act and Other Tax Matters (7)	—	—	—	3.6	0.04
Total Adjustments	—	(68.6)	56.0	52.1	0.57
Adjusted Financial Measures (a)	$247.0	$182.8	$64.2	$34.9	$0.38
Depreciation (b)			28.1
Adjusted EBITDA (c)			$92.3

(In millions, except per share data)
	Three Months Ended December 31, 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (d)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$269.5	$218.9	$93.2	$48.5	$0.53
Adjustments:
ERP Implementation (1)	—	(12.9)	12.9	9.6	0.10
Intangible Amortization (2)	—	(30.4)	30.4	23.0	0.25
Operational Optimization (4)	—	—	—	—	—
Portfolio Optimization (3)	—	(2.7)	(39.9)	(30.7)	(0.3)
Litigation, Settlements and Regulatory Compliance (4)	—	(8.2)	8.2	6.1	0.07
Asset Impairments (5)	—	(2.6)	2.6	2.1	0.02
Other (6)	—	(1.2)	1.2	0.7	0.01
U.S. CARES Act and Other Tax Matters (7)	—	—	—	(5.0)	(0.05)
Total Adjustments	—	(58.0)	15.4	5.8	0.06
Adjusted Financial Measures (a)	$269.5	$160.9	$108.6	$54.3	$0.59
Depreciation (b)			25.0
Adjusted EBITDA (c)			$133.6

(In millions, except per share data)
	Fourth Quarter 2021 Change Compared to Fourth Quarter 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(22.5)	$32.5	$(85.0)	$(65.7)	$(0.72)
Adjustments:
ERP Implementation	—	3.7	(3.7)	(2.7)	(0.03)
Intangible Amortization	—	1.6	(1.6)	0.6	0.01
Operational Optimization	—	—	—	—	—
Portfolio Optimization	—	0.6	29.4	19.5	0.2
Litigation, Settlements and Regulatory Compliance	—	(13.6)	13.6	17.0	0.18
Asset Impairments	—	(4.1)	4.1	4.0	0.05
Other	—	1.2	(1.2)	(0.7)	(0.01)
U.S. CARES Act and Other Tax Matters	—	—	—	8.6	0.09
Total Adjustments	—	(10.6)	40.6	46.3	0.51
Adjusted Financial Measures	$(22.5)	$21.9	$(44.4)	$(19.4)	$(0.21)
Depreciation			3.1
Adjusted EBITDA			$(41.3)

The following table provides adjustments to Income from Operations categorized as follows:

(In millions)
	Three Months Ended December 31,
	2021	2020
Non-Cash Related	$21.4	$(12.3)
Cash Related	34.6	27.7
Total	$56.0	$15.4

Non-cash related adjustments include the following:

(In millions)
	Three Months Ended December 31, 2021
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
ERP Implementation (1)	$—	$—	$—	$—
Intangible Amortization (2)	—	28.8	—	28.8
Portfolio Optimization (3)	—	—	(14.1)	(14.1)
Asset Impairments (5)	—	6.7	—	6.7
Total Non-Cash Charges	$—	$35.5	$(14.1)	$21.4

(In millions)
	Three Months Ended December 31, 2020
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
ERP Implementation (1)	$0.3	$—	$—	$0.3
Intangible Amortization (2)		30.4		30.4
Portfolio Optimization (3)	—	—	(45.6)	(45.6)
Asset Impairments (5)	—	2.6	—	2.6
Total Non-Cash Charges	$0.3	$33.0	$(45.6)	$(12.3)
U.S. GAAP results for the three months ended December 31, 2021 and 2020 include:
(1) ERP Implementation: In 2021, Selling, General, and Administrative expenses (“SG&A”) includes $9.2 million of expenses related to our ERP implementation, of which $8.2 million related to consulting and professional fees, $0.8 million related to internal costs, and $0.2 million of other related costs.  In 2020, SG&A includes $12.9 million of expenses related to our ERP implementation, of which $6.5 million related to consulting and professional fees, $3.2 million related to software usage/maintenance fees, $1.7 million related to internal costs, and $1.5 million of other related costs.
(2) Intangible Amortization: Intangible amortization expense from acquisitions.

(3) Portfolio Optimization: Divestitures (Gains) Losses, net in 2021 includes a $12.6 million gain (inclusive of $1.5 million related to deal costs) related to the divestiture of Environmental Solutions operations in Canada. 2020 includes a $42.8 million gain (inclusive of $2.7 million related to deal costs) related to the divestiture of the global recall business, a $4.9 million gain (inclusive of $0.3 million related to deal costs) related to the divestiture of a subsidiary in Mexico, and a $5.1 million charge associated with a previously divested business in Chile. In 2021 and 2020, SG&A includes consulting and professional fees associated with our Portfolio Optimization efforts of $2.1 million and $2.7 million, respectively.
(4) Litigation, Settlements, and Regulatory Compliance: In 2021, SG&A includes an estimated FCPA settlement accrual increase of $19.7 million. In 2021 and 2020, SG&A includes $2.1 million and $8.2 million, respectively, of primarily consulting and professional fees for certain litigation, settlement and regulatory compliance matters.
(5) Asset Impairments:  In 2021, SG&A includes charges of $4.6 million in International related to a non-cash impairment associated with certain customer relationship intangibles in Romania and $2.1 million in Canada related to a non-cash impairment associated with a site exit. In 2020, SG&A includes charges of $2.6 million in International primarily related to non-cash impairments associated with certain permits in the U.K.
(6) Other: In 2020, SG&A includes $1.2 million of consulting and professional fees related to internal control remediation activities.
(7) U.S. CARES Act and Other Tax Matters: In 2021, we recognized a $3.6 million tax charge related to an ongoing examination of pre-acquisition tax years of an acquired business. In 2020, we recognized a $5.0 million tax benefit related to the U.S. CARES Act associated with our ability to carryback net operating losses to prior years that had higher tax rates that was finalized in the process of completing the 2019 federal income tax return.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
(b) Three months ended December 31, 2020 exclude depreciation charges of $0.3 million that are included in ERP Implementation..
(c)  Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.

(d) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $4.1 million and $9.3 million for the three months ended December 31, 2021 and 2020, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Table 2-B: YEAR ENDED DECEMBER 31, 2021 AND 2020

(In millions, except per share data)
	Year Ended December 31, 2021
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$1,017.2	$946.6	$72.3	$(27.8)	$(0.30)
Adjustments:
ERP Implementation (1)	—	(59.0)	59.0	44.0	0.47
Intangible Amortization (2)	—	(117.9)	117.9	92.0	1.00
Operational Optimization (3)	—	—	—	—	—
Portfolio Optimization (4)	—	(5.0)	3.3	(2.5)	(0.03)
Litigation, Settlements and Regulatory Compliance (5)	—	(93.2)	93.2	91.8	1.00
Asset Impairments (6)	—	(6.7)	6.7	6.1	0.07
Other (7)	—	—	—	—	—
U.S. CARES Act and Other Tax Matters (8)	—	—	—	(1.9)	(0.02)
Total Adjustments	—	(281.8)	280.1	229.5	2.49
Adjusted Financial Measures (a)	$1,017.2	$664.8	$352.4	$201.7	$2.19
Depreciation (b)			105.4
Adjusted EBITDA (c)			$457.8

(In millions, except per share data)
	Year Ended December 31, 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$1,053.1	$897.6	$31.9	$(57.3)	$(0.63)
Adjustments:
ERP Implementation (1)	—	(50.8)	50.8	37.8	0.41
Intangible Amortization (2)	—	(124.9)	124.9	94.3	1.03
Operational Optimization (3)	—	(3.1)	3.1	2.5	0.03
Portfolio Optimization (4)	—	(9.4)	133.0	138.0	—
Litigation, Settlements and Regulatory Compliance (5)	—	(20.3)	20.3	15.3	0.17
Asset Impairments (6)	6.8	(8.7)	15.5	11.8	0.13
Other (7)	—	(9.1)	9.1	7.9	0.09
U.S. CARES Act and Other Tax Matters (8)	—	—	—	(44.4)	(0.48)
Total Adjustments	6.8	(226.3)	356.7	263.2	2.88
Adjusted Financial Measures (a)	$1,059.9	$671.3	$388.6	$205.9	$2.25
Depreciation (b)			106.6
Adjusted EBITDA (c)			$495.2

(In millions, except per share data)
	Year Ended 2021 Change Compared to Year Ended 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(35.9)	$49.0	$40.4	$29.5	$0.33
Adjustments:
ERP Implementation	—	(8.2)	8.2	6.2	0.06
Intangible Amortization	—	7.0	(7.0)	(2.3)	(0.03)
Operational Optimization	—	3.1	(3.1)	(2.5)	(0.03)
Portfolio Optimization	—	4.4	(129.7)	(140.5)	—
Litigation, Settlements and Regulatory Compliance	—	(72.9)	72.9	76.5	0.83
Asset Impairments	(6.8)	2.0	(8.8)	(5.7)	(0.06)
Other	—	9.1	(9.1)	(7.9)	(0.09)
U.S. CARES Act and Other Tax Matters	—	—	—	42.5	0.46
Total Adjustments	(6.8)	(55.5)	(76.6)	(33.7)	(0.39)
Adjusted Financial Measures	$(42.7)	$(6.5)	$(36.2)	$(4.2)	$(0.06)
Depreciation			(1.2)
Adjusted EBITDA			$(37.4)

The following table provides adjustments to Income from Operations categorized as follows:

(In millions)
	Year Ended December 31,
	2021	2020
Non-Cash Related	$120.8	$251.5
Cash Related	159.3	105.2
Total	$280.1	$356.7

Non-cash related adjustments include the following:

(In millions)
	Year Ended December 31, 2021
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
ERP Implementation (1)	$0.6	$—	$—	$0.6
Intangible Amortization (2)	—	117.9	—	117.9
Operational Optimization (3)		—	—	—
Portfolio Optimization (4)	—	—	(4.4)	(4.4)
Asset Impairments (6)	—	6.7	—	6.7
Total Non-Cash Charges	$0.6	$124.6	$(4.4)	$120.8

(In millions)
	Year Ended December 31, 2020
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
ERP Implementation (1)	$2.0	$—	$—	$2.0
Intangible Amortization (2)	—	124.9	—	124.9
Operational Optimization (3)	0.2	2.6	—	2.8
Portfolio Optimization (4)	—	—	106.3	106.3
Asset Impairments (6)	7.0	8.5	—	15.5
Total Non-Cash Charges	$9.2	$136.0	$106.3	$251.5

U.S. GAAP results for the year ended December 31, 2021 and 2020 include:

(1) ERP Implementation: In 2021, SG&A includes $59.0 million of expenses related to our ERP implementation, of which $41.8 million related to consulting and professional fees, $7.5 million related to software usage/maintenance fees, $7.9 million related to internal costs, and $1.8 million of other related costs. In 2020, SG&A includes $50.8 million of expenses related to our ERP implementation, of which $21.8 million related to consulting and professional fees, $12.1 million related to software usage/maintenance fees, $9.0 million related to internal costs, and $7.9 million of other related costs.
(2) Intangible Amortization: Intangible amortization expense from acquisitions.
(3) Operational Optimization: In 2020, SG&A includes $3.1 million of charges, primarily non-cash impairments, in International related to the discontinuation of a service line in the U.K.
(4) Portfolio Optimization: Divestitures (Gains) Losses, net in 2021 includes a $12.6 million gain (inclusive of $1.5 million related to deal costs) related to the divestiture of Environmental Solutions operations in Canada and a $10.9 million charge (inclusive of $1.2 million related to deal costs) related to the divestiture of Japan. 2020 includes a $42.8 million gain (inclusive of $2.7 million related to deal costs) related to the divestiture of the global recall business, a $4.9 million gain (inclusive of $0.3 million related to deal costs) related to the divestiture of a subsidiary in Mexico, a $5.1 million charge associated with a previously divested business in Chile, a $112.4 million charge related to the divestiture of the Argentina operations (inclusive of $1.2 million related to deal costs and $0.3 million in employee related exit costs) and $53.8 million of charges related to the divestiture of the Domestic Environmental Solutions business (inclusive of $11.1 million related to deal costs). In 2021 and 2020, SG&A includes primarily consulting and professional fees associated with our Portfolio Optimization efforts of $5.0 million and $11.1 million, respectively. Additionally, in 2020 SG&A includes a $1.7 million benefit associated with a contingent consideration release related to a prior acquisition agreement connected with a divested business.
(5) Litigation, Settlements, and Regulatory Compliance: In 2021, SG&A includes an estimated FCPA aggregate settlement accrual of $80.7 million. In 2021 and 2020, SG&A includes $12.5 million and $20.3 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters.

(6) Asset Impairments: In 2021, SG&A includes charges of $4.6 million in International related to a non-cash impairment associated with certain customer relationship intangibles in Romania and $2.1 million in Canada related to a non-cash impairment associated with a site exit. In 2020, charges of $6.1 million and $4.2 million, reported in COR and SG&A, respectively, in North America includes charges related to non-cash impairments associated with rationalization of software application assets and with intangible assets as a result of a discontinuation of a certain service line, and charges of $0.7 million and $4.5 million, reported in COR and SG&A, respectively, in International associated with non-cash impairments for certain long lived assets and permits primarily in the U.K.
(7) Other: In 2020, SG&A includes $9.1 million of consulting and professional fees related to internal control remediation activities.  In 2020, Other income (expense), net of $1.2 million related to the re-measurement of net monetary assets held in Argentina prior to divestiture in August of 2020, as a result of its designation as a highly inflationary economy.
(8) U.S. CARES Act and Other Tax Matters: In 2021, we recognized a net tax benefit related to (a) a $5.5 million tax benefit associated with resolution of a 2018 tax return related claim, offset by (b) a $3.6 million tax charge related to an ongoing examination of pre-acquisition tax years of an acquired business. In 2020, a $44.4 million tax benefit was recognized related to the U.S. CARES Act, associated with our ability to carryback net operating losses to prior years that had higher tax rates including $5.0 million that was finalized in the process of completing the 2019 federal income tax return.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
(b) The years ended December 31, 2021 and 2020 exclude depreciation charges of $0.6 million and $2.0 million, respectively, that are included in ERP Implementation.
(c)  Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
(d) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $50.7 million and $94.4 million for the years ended December 31, 2021 and 2020, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.